DNB Financial Corporation

For further information, please contact:

Gerald F. Sopp CFO/Executive Vice-President

484.359.3138FOR IMMEDIATE RELEASE

gsopp@dnbfirst.com (NasdaqCM: DNBF)

DNB Financial Corporation Reports Fourth Quarter and Full Year 2015 Results

Downingtown PA., January 22, 2016 – DNB Financial Corporation (Nasdaq: DNBF), today reported net income available to common stockholders of $1.4 million, or $0.48 per diluted share, for the quarter ending December 31, 2015, compared with $1.4 million, or $0.50 per diluted share, for the same quarter, in 2014.  Net income for the prior year quarter included gains on the sale of securities of $435,000, or $0.10 per share (after-tax), versus only $4,000 of gains on the sale of securities for the quarter ending December 31, 2015.  Net income available to common shareholders for the year ending December 31, 2015 was $5.2 million, or $1.79 per diluted share, compared with $4.7 million or $1.66 per diluted share, for 2014.

DNB Financial Corporation (the “Company”) is the parent of DNB First, National Association, one of the first nationally-chartered community banks to serve the greater Philadelphia region.

William J. Hieb, President and CEO, stated, "On January 11th, we announced the passing of Bill Latoff, our Chairman and CEO.  The loss of Bill is very difficult for everyone at DNB, but our team remains committed to building long-term shareholder value, through a continued focus on our strategic plan and corporate values.  Our operating results for the year and quarter clearly indicate that we have kept our focus on the business and the long-term success of DNB. We are particularly pleased with our loan growth, credit quality, and wealth management business."

Fourth Quarter and Full Year Highlights

•	Wealth management assets under care increased 16.9% to $191.5 million as of December 31, 2015, from $163.8 million at year-end 2014.
•	Total loans increased 5.7% on a year-over-year basis and 2.4% (not annualized) on a sequential quarter basis.
•	Asset quality remained strong. As of December 31, 2015, non-performing loans were only 1.06% of total loans compared with 1.50% as of December 31, 2014.
•	The net interest margin remained fairly stable through 2015 and was 3.14% for the fourth quarter. Core deposits increased slightly in 2015, and were 86.1% of total deposits as of December 31, 2015.
•	The Company paid a quarterly cash dividend of $0.07 to common shareholders on December 21, 2015.
•

On December 31, 2015, the Company redeemed the remaining 3,250 shares of Non-Cumulative Perpetual Preferred Stock ($1,000 per share) that was issued to the U.S. Treasury Department in connection with the Small Business Lending Fund (SBLF) program.

Income Statement Summary

The Company’s performance resulted in a return on average assets of 0.74% and 0.69% for the fourth quarter and 12 months ending December 31, 2015, respectively.  The return on average equity was 9.3% and 8.7% for the same periods, respectively.

Total interest income for the three months ending December 31, 2015 was $6.2 million, which represented a $178,000 or 3.0% increase from the quarter ending December 31, 2014, and a $29,000, or 0.5% (not annualized), increase from $6.2 million for the three months ending September 30, 2015.  Total interest expense increased to $717,000 for the fourth quarter of 2015, compared with $561,000 for the comparable quarter of 2014, and $711,000 for the three months ending September 30, 2015.  The year-over-year increase was primarily due to the issuance of $9.8 million of subordinated debt at the end of the first quarter of 2015.  The weighted average cost of funds remained at a historically low level.  The proceeds from the subordinated debt were used for the partial redemption of the preferred stock issued in connection with the SBLF program.

The net interest margin for the fourth quarter of 2015 was 3.14%, compared with 3.25% for the fourth quarter of 2014 and 3.13% for the third quarter of 2015.  On a consecutive quarter basis, the Company's net interest margin was relatively stable, despite continuing pressure due to the low-interest rate environment and intense pricing competition for quality lending business.  As of December 31, 2015, the loan-to-deposit ratio was 79.5%, which indicates that the Company is largely core-funded.

Total non-interest income for the fourth quarter of 2015 was $1.3 million, compared with $1.5 million for the prior year quarter.  The decrease was largely due to reduced gains from the sale of investment securities, which totaled $4,000 for the fourth quarter of 2015 compared with $435,000 for the same quarter, last year.  This decrease during the quarter ending December 31, 2015 was partially offset by a gain from insurance proceeds of $120,000 associated with a fire at one of the Bank’s locations.  Wealth management fees were $394,000 for the fourth quarter of 2015 compared with $335,000 for the quarter ending December 31, 2014 and $317,000 for the quarter ending September 30, 2015.  Wealth management fees represented nearly one-third of total fee income.

Non-interest expense was $4.7 million for the fourth quarter of 2015, which represented a slight decrease from that of the corresponding quarter last year, reflecting management’s disciplined expense controls.  Annual increases in salary and employee benefit costs were largely offset by declines in occupancy expense, as well as professional and consulting fees.

The effective tax rate for the quarter ending December 31, 2015 was 21.5%, compared with 28.1% for the corresponding quarter in 2014.  The primary reason for the lower effective tax rate was an increase in tax exempt loans to municipalities and tax exempt municipal investment securities.

Balance Sheet Summary

As of December 31, 2015, total assets were $748.8 million compared with $741.9 million as of September 30, 2015, and $723.3 million as of December 31, 2014.  Total assets grew $6.9 million, or 1.0% (not annualized), on a sequential quarter basis largely due to loan growth, which was partially offset by a $7.2 million decrease in investment securities.  On a year-over-year basis, total assets increased $25.5 million, or 3.5%, primarily due to the solid loan growth, which reflected the Company’s commercial banking initiatives and attractive market areas.  Total deposits remained relatively stable throughout 2015.  As of December 31, 2015, total shareholders’ equity was $55.5 million, compared with $63.9 million as of December 31, 2014.  The $8.4 million decrease was primarily due to the full redemption of $13.0 million of preferred stock that had been issued in connection with the SBLF Program.  Tangible book value per share was $19.58 as of December 31, 2015, compared with $19.57 as of September 30, 2015, and $18.26 as of year-end, 2014.

Total loans grew $26.2 million, or 5.7%, to $481.8 million as of December 31, 2015, from $455.6 million as of December 31, 2014.  On a sequential quarter basis, total loans increased 2.4% (not annualized) from $470.4 million as of September 30, 2015.  As of December 31, 2015, total loans were 64.3% of total assets compared with 63.0% as of December 31, 2014.  Loan growth has been prudent; and the Company remains challenged to grow commercial-oriented loans in a competitive market, while maintaining its conservative underwriting standards.

On a year-over basis, total core deposits increased $3.7 million to $521.8 million as of December 31, 2015.  On a sequential quarter basis, total core deposits grew $1.7 million.  Core deposits were 86.1% of total deposits as of December 31, 2015.  Total deposits were $606.3 million as of December 31, 2015, compared with $608.5 million as of September 30, 2015 and $605.1 million as of December 31, 2014.

Capital ratios continue to exceed minimum regulatory standards for well capitalized institutions.  At December 31, 2015, the Tier 1 leverage ratio was 8.94%, Tier 1 risk-based capital was 12.08%, and total risk based capital ratio was 14.79%. As of the same date, the tangible common equity-to-tangible assets ratio was 7.40%.

Asset Quality Summary

Asset quality remained strong.  Net charge-offs were only 0.07% of total average loans for the quarter ending December 31, 2015, compared with 0.41% for the quarter ending September 30, 2015. The net charge-off ratio for fiscal 2015 was 0.23% compared with 0.19% for fiscal 2014.  Total non-performing assets, including loans and other real estate property, were $7.7 million as of December 31, 2015 compared with $7.8 million for December 31, 2014 and $6.5 million as of September 30, 2015.  The ratio of non-performing assets to total assets was 1.02% and non-performing loans were 1.06% of total loans as of December 31, 2015.  As of the same date, the allowance for loan losses to total loans ratio was 1.02%.

Interest Rate Risk Management

DNB's strategy has been to seek shorter duration over yield in its lending and investing activities and lengthen duration over rate in its financing activities to minimize interest rate risk.  The Company also strives to offer products and services that develop strong relationships to retain core deposits. DNB has an Asset Liability Management Committee that actively monitors and manages the Company’s interest rate exposure using simulation models and gap analysis. The Committee's primary objective is to minimize the adverse impact of changes in interest rates on net interest income, while maximizing earnings.

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 12 locations. DNB First, which was founded in 1860, provides a broad array of consumer and business banking products, and offers brokerage and insurance services through DNB Investments & Insurance, and investment management services through DNB Investment Management & Trust. DNB Financial Corporation's shares are traded on Nasdaq's Capital Market under the symbol: DNBF.  We invite our customers and shareholders to visit our website at https://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investors.dnbfirst.com/.

Forward-Looking Statements

DNB Financial Corporation (the "Company"), may from time to time make written or oral "forward-looking statements," including statements contained in the Corporation's filings with the Securities and Exchange Commission including this press release and in its reports to stockholders and in other communications by the Corporation, which are made in good faith by the Corporation pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

These forward-looking statements include statements with respect to the Corporation's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Corporation's control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Corporation's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Corporation conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the recent downgrade, and any future downgrades, in the credit rating of the U.S. Government and federal agencies; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Corporation and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the willingness of users to substitute competitors' products and services for the Corporation's products and services; the success of the Corporation in gaining regulatory approval of its products and services, when required; the impact of changes in laws and regulations applicable to financial institutions (including laws concerning taxes, banking, securities and insurance); technological changes; acquisitions; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms; and the success of the Corporation at managing the risks involved in the foregoing.

The Corporation cautions that the foregoing list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this press release, even if subsequently made available by the Corporation on its website or otherwise. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as supplemented by our quarterly or other reports subsequently filed with the SEC.

FINANCIAL TABLES FOLLOW

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
EARNINGS:
Interest income	$ 6,190	$ 6,012	$ 24,478	$ 23,596
Interest expense	717	561	2,712	2,311
Net interest income	5,473	5,451	21,766	21,285
Provision for credit losses	290	200	1,105	1,130
Non-interest income	1,107	1,063	4,447	4,100
Gain from insurance proceeds	120	0	120	0
Gain on sale of investment securities	4	435	78	858
Gain on sale of SBA loans	68	0	484	0
(Gain) loss on sale / write-down of OREO and ORA	(20)	0	134	7
Non-interest expense	4,742	4,732	18,895	18,625
Income before income taxes	1,760	2,017	6,761	6,481
Income tax expense	378	566	1,503	1,677
Net income	1,382	1,451	5,258	4,804
Preferred stock dividends and accretion of discount	8	32	50	135
Net income available to common stockholders	$ 1,374	$ 1,419	$ 5,208	$ 4,669
Net income per common share, diluted	$ 0.48	$ 0.50	$ 1.79	$ 1.66

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	December 31,	December 31,
	2015	2014
FINANCIAL POSITION:
Cash and cash equivalents	$ 21,119	$ 12,504
Investment securities	220,208	231,656
Loans held for sale	0	617
Loans	481,758	455,603
Allowance for credit losses	(4,935)	(4,906)
Net loans	476,823	450,697
Premises and equipment, net	6,806	7,668
Other assets	23,862	20,188
Total assets	$ 748,818	$ 723,330

Deposits	$ 606,275	$ 605,083
FHLB advances	30,000	20,000
Repurchase agreements	32,416	19,221
Other borrowings	9,743	9,784
Subordinated debt	9,750	0
Other liabilities	5,146	5,334
Stockholders' equity	55,488	63,908
Total liabilities and stockholders' equity	$ 748,818	$ 723,330

DNB Financial Corporation
Selected Financial Data (Unaudited)
(In thousands, except per share data)

	Quarterly
	2015	2015	2015	2015	2014
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Earnings and Per Share Data
Net income available to common stockholders	$ 1,374	$ 1,261	$ 1,227	$ 1,226	$ 1,419
Basic earnings per common share	$ 0.49	$ 0.45	$ 0.44	$ 0.44	$ 0.51
Diluted earnings per common share	$ 0.48	$ 0.45	$ 0.43	$ 0.43	$ 0.50
Dividends per common share	$ 0.07	$ 0.07	$ 0.07	$ 0.07	$ 0.07
Book value per common share	$ 19.65	$ 19.64	$ 19.04	$ 18.91	$ 18.32
Tangible book value per common share	$ 19.58	$ 19.57	$ 18.96	$ 18.83	$ 18.26
Average common shares outstanding	2,812	2,807	2,802	2,786	2,776
Average diluted common shares outstanding	2,857	2,852	2,848	2,833	2,822

Performance Ratios
Return on average assets	0.74%	0.68%	0.66%	0.69%	0.82%
Return on average equity	9.32%	8.71%	8.75%	8.13%	9.04%
Return on average tangible equity	9.35%	8.75%	8.79%	8.15%	9.06%
Net interest margin	3.14%	3.13%	3.11%	3.14%	3.25%
Efficiency ratio	68.27%	68.09%	67.29%	69.87%	70.45%
Wtd average yield on earning assets	3.53%	3.52%	3.48%	3.48%	3.57%

Asset Quality Ratios
Net charge-offs to average loans	0.07%	0.41%	0.43%	0.01%	0.16%
Non-performing loans/Total loans	1.06%	0.90%	0.98%	1.47%	1.50%
Non-performing assets/Total assets	1.02%	0.87%	0.88%	1.03%	1.07%
Allowance for credit loss/Total loans	1.02%	1.01%	1.08%	1.12%	1.08%
Allowance for credit loss/Non-performing loans	96.91%	111.32%	110.29%	76.24%	71.59%

Capital Ratios
Total equity/Total assets	7.41%	7.87%	7.49%	7.51%	8.84%
Tangible equity/Tangible assets	7.40%	7.85%	7.48%	7.49%	8.82%
Tangible common equity/Tangible assets	7.40%	7.42%	7.05%	7.06%	7.02%
Tier 1 leverage ratio	8.94%	9.23%	9.02%	8.98%	10.55%
Common equity tier 1 risk-based capital ratio	10.45%	10.46%	10.17%	10.28%	n/a
Tier 1 risk-based capital ratio	12.08%	12.74%	12.43%	12.63%	14.90%
Total risk-based capital ratio	14.79%	15.46%	15.21%	15.51%	15.92%

Wealth Management
Assets under care*	$ 191,529	184,535	189,411	178,339	163,807

*Wealth Management assets under care includes assets under management, administration, supervision and brokerage.

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	Dec 31,	Sept 30,	June 30,	Mar 31,	Dec 31,
	2015	2015	2015	2015	2014
EARNINGS:
Interest income	$ 6,190	$ 6,161	$ 6,131	$ 5,996	$ 6,012
Interest expense	717	711	678	606	561
Net interest income	5,473	5,450	5,453	5,390	5,451
Provision for credit losses	290	100	415	300	200
Non-interest income	1,107	1,027	1,142	1,051	1,063
Gain from insurance proceeds	120	0	0	0	0
Gain on sale of investment securities	4	10	11	53	435
Gain on sale of SBA loans	68	0	185	231	0
(Gain) loss on sale / write-down of OREO and ORA	(20)	154	0	0	0
Non-interest expense	4,742	4,605	4,724	4,824	4,732
Income before income taxes	1,760	1,628	1,652	1,601	2,017
Income tax expense	378	359	417	349	566
Net income	1,382	1,269	1,235	1,252	1,451
Preferred stock dividends and accretion of discount	8	8	8	26	32
Net income available to common stockholders	$ 1,374	$ 1,261	$ 1,227	$ 1,226	$ 1,419
Net income per common share, diluted	$ 0.48	$ 0.45	$ 0.43	$ 0.43	$ 0.50

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	Dec 31,	Sept 30,	June 30,	Mar 31,	Dec 31,
	2015	2015	2015	2015	2014
FINANCIAL POSITION:
Cash and cash equivalents	$ 21,119	$ 18,959	$ 27,493	$ 28,335	$ 12,504
Investment securities	220,208	227,363	231,712	232,958	231,656
Loans held for sale	0	0	0	0	617
Loans and leases	481,758	470,396	472,335	464,100	455,603
Allowance for credit losses	(4,935)	(4,729)	(5,108)	(5,190)	(4,906)
Net loans and leases	476,823	465,667	467,227	458,910	450,697
Premises and equipment, net	6,806	6,630	6,629	7,490	7,668
Other assets	23,862	23,272	22,882	20,747	20,188
Total assets	$ 748,818	$ 741,891	$ 755,943	$ 748,440	$ 723,330

Demand Deposits	$ 125,581	$ 120,018	$ 122,642	$ 113,419	$ 102,107
NOW	185,973	189,502	209,606	215,799	205,816
Money markets	137,555	139,213	145,283	144,648	143,483
Savings	72,660	71,316	73,461	70,363	66,634
Core Deposits	521,769	520,049	550,992	544,229	518,040
Time deposits	66,018	69,744	56,729	72,784	76,805
Brokered deposits	18,488	18,665	18,655	10,248	10,238
Total Deposits	606,275	608,458	626,376	627,261	605,083
FHLB advances	30,000	20,000	20,000	20,000	20,000
Repurchase agreements	32,416	30,501	28,211	20,316	19,221
Subordinated debt	9,750	9,750	9,750	0	0
Other borrowings	9,743	9,754	9,764	19,524	9,784
Other liabilities	5,146	5,060	5,218	5,166	5,334
Stockholders' equity	55,488	58,368	56,624	56,173	63,908
Total liabilities and stockholders' equity	$ 748,818	$ 741,891	$ 755,943	$ 748,440	$ 723,330

DNB Financial Corporation
Condensed Consolidated Statements of Financial Condition - Quarterly Average Balances (Unaudited)
(Dollars in thousands)

	Dec 31,	Sept 30,	June 30,	Mar 30,	Dec 31,
	2015	2015	2015	2015	2014
FINANCIAL POSITION:
Cash and cash equivalents	$ 19,532	$ 19,820	$ 26,909	$ 18,037	$ 24,709
Investment securities	227,936	230,402	239,364	237,697	209,700
Loans held for sale	61	74	96	66	61
Loans and leases	473,643	469,896	459,464	460,585	450,040
Allowance for credit losses	(4,831)	(5,182)	(5,280)	(5,000)	(4,983)
Net loans and leases	468,812	464,714	454,184	455,585	445,057
Premises and equipment, net	6,609	6,587	7,461	7,607	7,797
Other assets	19,415	20,021	17,339	17,006	17,199
Total assets	$ 742,365	$ 741,618	$ 745,353	$ 735,998	$ 704,523

Demand Deposits	$ 122,235	$ 118,282	$ 114,458	$ 108,452	$ 108,736
NOW	183,129	197,802	210,677	211,875	184,505
Money markets	140,136	144,115	144,927	143,976	144,649
Savings	71,637	71,740	71,762	68,238	65,812
Core Deposits	517,137	531,939	541,824	532,541	503,702
Time deposits	68,731	56,702	70,079	74,618	79,233
Brokered deposits	18,638	18,658	11,543	10,241	10,224
Total Deposits	604,506	607,299	623,446	617,400	593,159
FHLB advances	22,391	20,000	20,000	20,000	13,913
Repurchase agreements	31,914	31,732	20,614	17,812	19,354
Subordinated Debt	9,750	9,750	9,750	2,925	0
Other borrowings	9,875	10,000	9,791	10,214	9,915
Other liabilities	5,070	5,073	5,156	5,161	4,499
Stockholders' equity	58,859	57,764	56,596	62,486	63,683
Total liabilities and stockholders' equity	$ 742,365	$ 741,618	$ 745,353	$ 735,998	$ 704,523